Exhibit 99.1

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            UNITED AIRLINES ANNOUNCES TENTATIVE MID-TERM WAGE
                                AGREEMENT
                    WITH AIR LINE PILOTS ASSOCIATION

FOR IMMEDIATE RELEASE

     CHICAGO, Nov. 27, 1996 -- United Airlines today announced it has reached a tentative agreement with the Air Line Pilots

Association (ALPA) on a mid-term wage adjustment.  The agreement,

which has been approved by the Labor Committee of the UAL Board of Directors and ALPA's Master Executive Council at United, is

subject to ratification by ALPA's members.  Basic elements of the agreement include:

  --  Increases to actual wage rates of 3 percent in 1997, 3 percent in 1998, 2 percent in 1999 and 2 percent in 2000;  and

  --  Eligibility for lump-sum profit sharing payments in 1998 and 1999 of up to 2 percent, depending on the company's

performance in 1997 and 1998, respectively.

     According to UAL Chairman and Chief Executive Officer Jerry

Greenwald, "United's and ALPA's negotiators worked long and hard to reach an agreement that successfully balances the interests of

United's stockholders, our employees and our need to keep costs competitive to allow us to compete -- in good times and in bad.

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     "I believe we have been successful on all counts," Greenwald said.  "These are the same principles that are guiding our

discussions to determine mid-term wage adjustments for IAM-

represented employees, and salaried and management employees."

     ALPA members will vote on the tentative agreement in

December.  Results of the vote will be available in mid-January.


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